SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 30, 2014

Date of Report (Date of Earliest Event Reported)

Twentyfour/seven Ventures, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

132 W. 11th Avenue, Denver CO	80204
(Address of principal executive offices)	(Zip Code)

(720) 266-6996

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

On September 30, 2014, the Company’s amendment to its Articles of Incorporation was declared effective in the State of Colorado.  This amendment added the following provision to our Articles of Incorporation:

ARTICLE X

SHAREHOLDER MEETINGS

Meetings of shareholders may be held within or without the State of Colorado, as the bylaws may provide. The books of the corporation may be kept (subject to any provision of Colorado law) outside the State of Colorado at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. In accordance with § 7-107-104 of the Colorado Revised Statutes, shareholder action may be taken without a meeting if shareholders, holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

Item 9.01 – Exhibits

  Exhibit 3.1: Amended Articles of Incorporation declared effective as of

                         September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Twentyfour/seven Ventures, Inc.

By:      /s/ Robert M. Copley, Jr.

Robert M. Copley, Jr.

Chief Executive Officer

Dated:  September 30, 2014

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